UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 5, 2008

Comdisco Holding Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-499-68	54-2066534
(Commission File Number)	(IRS Employer Identification No.)

5600 NORTH RIVER ROAD, SUITE 800 ROSEMONT, ILLINOIS	60018
(Address of Principal Executive Offices)	(Zip Code)

(847) 698-3000
(Registrant’s Telephone Number, Including Area Code)

6111 NORTH RIVER ROAD, ROSEMONT, ILLINOIS
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On September 5, 2008, Comdisco Holding Company, Inc. (the “Company”) issued a press release, a copy of which is hereby incorporated by reference and attached hereto as Exhibit 99.1, announcing that its Board of Directors has approved a cash payment of $0.00602 per right on its contingent distribution rights (“CDRs”), payable on September 25, 2008 to CDR holders of record on September 15, 2008.  This distribution relates to the August 14, 2008 supplemental distribution of excess funds from the Disputed Claims Reserve to general unsecured creditors with allowed claims.

In addition, the Company announced that its Board of Directors has approved a reallocation of $0.02250 (inclusive of all accrued interest) per right on its CDRs, payable on September 25, 2008 to CDR holders of record on September 15, 2008.  This reallocation relates to cash balances formerly held in reserve for the Disputed Interests Reserve.

Item 9.01                      Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release of Comdisco Holding Company, Inc., dated September 5, 2008

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMDISCO HOLDING
COMPANY, INC.

Dated: September 5, 2008	By: /s/ Deborah Dompke
Name: Deborah Dompke
Title: Authorized Representative

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Comdisco Holding Company, Inc., dated September 5, 2008